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                                                                       EXHIBIT 4

                              WOLVERINE TUBE, INC.
                           2003 EQUITY INCENTIVE PLAN

               ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 25, 2003
                    APPROVED BY STOCKHOLDERS ON MAY 14, 2003
                           AS AMENDED ON JULY 24, 2003

SECTION 1.        PURPOSE.

         The Wolverine Tube, Inc. 2003 Equity Incentive Plan (the "Plan") is intended to promote the long-term success of Wolverine Tube, Inc., a Delaware corporation (the "Company") and maximize stockholder value by enhancing the ability of the Company to (i) attract, retain and motivate officers and employees of the Company and its Subsidiaries (as defined herein) and other eligible persons who make substantial contributions to the Company through their ability, loyalty, industry and invention, (ii) reward such persons for their contributions to the Company, and (iii) provide such persons an opportunity to obtain a proprietary interest in the Company, thereby encouraging commitment to the Company's long-term growth and success and further aligning such persons' interests with those of the Company's stockholders.

SECTION 2.        DEFINITIONS.

         As used in the Plan, the following terms shall have the respective meanings set forth below:

         (a) "Awards" means Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units or the additional awards referred to in Section 11 below.

         (b) "Beneficiary" or "Beneficiaries" means the person or persons designated by a Participant pursuant to the provisions of the Agreement (as defined in Section 5) to receive payments or rights pursuant to such Agreement upon the Participant's death. If no Beneficiary is so designated by a Participant or if no Beneficiary is living at the time a payment is due pursuant to such Agreement, payments shall be made to the estate of such Participant. The Agreement shall provide a Participant with the right to change the designated Beneficiaries from time to time by written instrument executed by the Participant and filed with the Committee in accordance with such rules as may be specified by the Committee; provided, however, that no Beneficiary designation shall be effective unless it is received by the Committee prior to the date of death of the Participant.

         (c)      "Board" means the Board of Directors of the Company.

         (d) "Change in Control" of the Company means any of the following events:

                  (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

                  (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                  (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that:

                           (A) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined


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                  under Rule 13d-3 or any successor rule or regulation
                  promulgated under the Exchange Act) of securities representing 15% or more of the Voting Stock of the Company; or

                           (B) any person has, during any period, increased the number of shares of Voting Stock beneficially owned by such person by an amount equal to or greater than 5% of the outstanding shares of Voting Stock; provided, however, that transfers of shares of Voting Stock between a person and the affiliates or associates (as such terms are defined under Rule 12b-2 or any successor rule or regulation promulgated under the Exchange Act) of such person shall not be considered in determining any increase in the number of shares of Voting Stock beneficially owned by such person;

                  (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;

                  (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period; or

                  (vi) The Board approves, or the Company enters into an agreement providing for, a transaction, event or development that constitutes (or would constitute if consummated) a Change of Control pursuant to any of the foregoing.

                  (vii)    Notwithstanding the foregoing provisions of (iii) and
         (iv) above, unless otherwise determined in a specific case by a majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan (A) solely because (1) the Company, (2) a Subsidiary or (3) any Company-sponsored employee stock ownership plan or other employee benefit plan either files or becomes obligated to file a report or proxy statement under or in response to
         Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock of the Company, whether in excess of 15% or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (B) solely because of a change in control of any Subsidiary.

         (e) "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         (f) "Committee" means the Compensation Committee of the Board, or such other committee or subcommittee appointed by the Board or the Committee to administer the Plan as set forth in Section 4(a).

         (g) "Common Stock" means the common stock of the Company, par value $.01 per share, or such other class or kind of shares or other securities as may be applicable under Section 14.

         (h) "Effective Date" means the date the Plan is adopted by the Board, subject to the approval of the stockholders of the Company as described in Section 13.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules or regulations may be amended from time to time.

         (j) "Fair Market Value" means, as of any given date, the closing price of the Common Stock (or if no transactions were reported on such date on the next preceding date on which transactions were reported) in the principal market in which such Common Stock is traded on such date.

         (k) "Free-Standing Stock Appreciation Right" means a Stock Appreciation Right not granted in


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tandem with an Option.

         (l) "Grant Date" means, with respect to any Award, the date on which such Award was granted.

         (m) "Immediate Family" means a Participant's spouse, children and grandchildren, and, to the extent applicable, the Participant.

         (n) "Incentive Stock Option" means an Option which is intended to qualify as an incentive stock option under Section 422 of the Code.

         (o) "Initial Value" means the initial value, if any, of a Free-Standing Stock Appreciation Right as determined at the time of grant by the Committee in its discretion and as set forth in the applicable Agreement; provided, however, that the Initial Value per share of Common Stock covered by the Free-Standing Stock Appreciation Right shall not be less than the Fair Market Value of a share of Common Stock as of the Grant Date.

         (p) "Limited Stock Appreciation Right" means a Tandem Stock Appreciation Right or a Free-Standing Stock Appreciation Right that entitles the Participant to receive a cash payment only in connection with a Change in Control, subject to the terms and conditions provided for in Section 7(e).

         (q) "Non-Qualified Stock Option" means an Option which is not intended to qualify as an Incentive Stock Option.

         (r) "Option" means an option to purchase shares of Common Stock, subject to the terms and conditions provided for in Section 6.

         (s) "Option Price" means the exercise price per share of Common Stock purchasable under an Option, as determined at the time of grant by the Committee in its discretion and as set forth in the applicable Agreement, which shall not be less than the Fair Market Value of a share of Common Stock as of the Grant Date; provided, however, that the Option Price for an Incentive Stock Option granted to a Ten Percent Stockholder shall be no less than 110% of the Fair Market Value of a share of Common Stock as of the Grant Date.

         (t) "Participant" means an officer, employee, consultant or independent contractor providing services to the Company or one of its Subsidiaries who is designated by the Committee to receive an Award under the Plan.

         (u) "Performance Goal" means those goals described in Section 10, the attainment of which may determine the degree of payout and/or vesting with respect to an Award.

         (v) "Performance Period" means any period for which one or more Performance Goals have been established.

         (w) "Performance Share" means any right to receive the Fair Market Value (on the Grant Date) of a share of Common Stock, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period, subject to the terms and conditions provided for in Section 9.

         (x) "Performance Unit" means any right to receive a designated dollar value amount, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period, subject to the terms and conditions provided for in Section 9.

         (y) "Qualifying Performance-Based Award" means any Award intended to result in "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code.

         (z) "Restricted Shares" means restricted shares of Common Stock, subject to the terms and conditions provided for in Section 8.

         (aa) "Restricted Share Unit" means any right to receive shares of Common Stock in the future, subject to the terms and conditions provided for in
Section 8.

         (bb) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations


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thereunder, as such law, rules or regulations may be amended from time to time.

         (cc) "Stock Appreciation Right" means a right to receive the appreciation, if any, in the Fair Market Value of shares of Common Stock, subject to the terms and conditions provided for in Section 7.

         (dd) "Subsidiary" means a corporation, limited liability company, limited partnership, joint venture or other entity in respect of which the Company directly or indirectly beneficially owns or controls a majority of the voting securities or voting interests.

         (ee) "Tandem Stock Appreciation Right" means a Stock Appreciation Right granted in tandem with an Option.

         (ff) "Ten Percent Stockholder" means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.

         (gg) "Voting Stock" means at any time, the then-outstanding securities entitled to vote generally in the election of directors of a corporation.

SECTION 3.        SHARES AVAILABLE FOR GRANT.

         (a) Subject to adjustment as provided in Section 14 of this Plan, the number of shares of Common Stock that may be issued or transferred under the Plan shall not exceed 850,000 shares; provided, however, that no more than 250,000 of such shares may be issued or transferred under the Plan in the form of Awards other than Options or Stock Appreciation Rights. Notwithstanding the foregoing:

                  (i) upon the payment of any Option Price or satisfaction of any withholding amount by the delivery to the Company, or attestation to the ownership, of Common Stock pursuant to Section 6(b)(i), or share withholding pursuant to Section 18(h), there shall be deemed to have been issued or transferred under this Plan only the net number of shares of Common Stock actually issued or transferred by the Company; and

                  (ii) if any Award (A) is cancelled or forfeited, or terminates, expires or lapses for any reason without delivery of shares of Common Stock or resulting in forfeiture of shares of Common Stock to the Company, or (B) is settled in cash rather than by issuance of shares of Common Stock, then any shares of Common Stock relating to such Award (to the extent of such cancellation, forfeiture, termination, expiration, lapse or settlement) shall not count against the aggregate number of shares of Common Stock that may be issued or transferred under the Plan.

         (b) Shares of Common Stock issued under the Plan may be authorized and unissued shares or issued and re-acquired shares, as the Committee may from time to time determine.

         (c) Subject to the aggregate limits provided in subsection (a) of this Section 3 and subject to adjustment as provided in Section 14 of this Plan, no Participant shall be granted during any one calendar year: (i) Options to purchase more than 200,000 shares of Common Stock, (ii) Stock Appreciation Rights covering more than 200,000 shares of Common Stock, (iii) Performance Shares covering more than 200,000 shares of Common Stock or (iv) Performance Units covering more than $300,000. In all cases, determinations under this
Section 3(c) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code.

SECTION 4.        ADMINISTRATION.

         (a) The Plan shall be administered by the Committee, which shall be appointed by the Board. To the extent necessary or desirable to satisfy the requirements for exemption from Section 16(b) of the Exchange Act, the requirements for exemption from Section 162(m) of the Code, or the applicable standards of any national securities exchange upon which shares of Common Stock are traded or quoted, the Committee shall consist of two or more members of the Board who, during the time of their service as members of the Committee, qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act (or any successor definition


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thereto), "outside directors" within the meaning of Section 162(m) of the Code
(or any successor definition thereto), and "independent directors" within the meaning of applicable standards of any national securities exchange upon which shares of Common Stock are traded or quoted. Notwithstanding the foregoing, the Committee shall have full authority to delegate to a subcommittee any and all powers and duties of the Committee with respect to this Plan, such subcommittee to be constituted and to have such authority as may be necessary to satisfy any and all requirements of Section 16(b) of the Exchange Act, Section 162(m) of the Code or any applicable standards of any national securities exchange upon which shares of Common Stock are traded or quoted.

         (b)      The Committee shall have full and final authority to:

                  (i) interpret and construe the provisions of the Plan and of any agreements or instruments relating to the Plan and to decide all questions of fact arising in its application;

                  (ii)     designate Participants;

                  (iii)    make Awards to Participants under the Plan;

                  (iv) determine the type of Award to be made and the amount, size, terms and conditions of each such Award;

                  (v) determine and establish additional terms and conditions not inconsistent with the Plan for any Agreements entered into with Participants in connection with the Plan;

                  (vi) determine the time when Awards will be granted and when rights may be exercised, which may be after termination of employment;

                  (vii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; and

                  (viii) make all other determinations necessary or advisable for the administration of the Plan and otherwise supervise the administration of the Plan.

         (c) Each interpretation, determination or other action made or taken pursuant to the Plan by the Committee shall be final, conclusive and binding on all persons; provided, however, that any such decision made or action taken may be reviewed by the Board, in which case the determination of the Board shall be final and conclusive. This provision shall not be construed to grant to any person any right to review by the Board of any decision made or action taken by the Committee.

         (d) Neither the Board, the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board and the Committee may be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time. In addition, no member of the Board or the Committee, and no officer or employee, shall be liable for any act, or failure to act hereunder, by any other member or other officer or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for any act or failure to act by such member or officer or employee, in all events except for his or her own willful misconduct or as expressly provided by statute.

         (e) To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to persons who are subject to Section 16 of the Exchange Act. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers.

SECTION 5.        AGREEMENT.

         The terms and conditions of each grant or sale of Awards shall be embodied in a written agreement (the "Agreement") in a form approved by the Committee which shall contain terms and conditions not inconsistent with


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the Plan and which shall incorporate the Plan by reference. Each Agreement shall:

         (a) state the Grant Date of the Award, the number of shares of Common Stock issuable in connection with the Award, the number of Free-Standing Stock Appreciation Rights (including Limited Stock Appreciation Rights), Restricted Shares or Restricted Share Units related to the Award, or the dollar value of the Award, as the case may be, and:

                  (i) in the case of Options (and any related Tandem Stock Appreciation Rights, including Limited Stock Appreciation Rights), the Option Price;

                  (ii) in the case of Restricted Shares or Restricted Share Units, the purchase price, if any, for such Restricted Shares or Restricted Share Units; or

                  (iii) in the case of Free-Standing Stock Appreciation Rights (including Limited Stock Appreciation Rights), the Initial Value thereof and the maximum number of shares of Common Stock that may be issued in connection therewith;

         (b) specify any applicable vesting schedule, including any Performance Goals;

         (c) in the case of Options, state whether the Option is intended to qualify as an Incentive Stock Option;

         (d) specify the limitations on transfer of Awards consistent with the terms of the Plan;

         (e) provide for the treatment of Awards in the event of the termination of the Participant's employment;

         (f) provide such other additional or alternative terms as may, in the Committee's discretion, be advisable to comply with the exemptive relief provided by Rule 16b-3 under the Exchange Act;

         (g) provide such other terms and conditions, not inconsistent with the Plan, as the Committee may deem advisable;

         (h) be signed by the recipient of the Award and a person designated by the Committee; and

         (i)      be delivered to the recipient of the Award.

SECTION 6.        TERMS OF OPTIONS.

         (a) Terms of Options Generally. Options may be granted to any Participant to purchase such number of shares of Common Stock as the Committee shall determine in its discretion. Options granted under the Plan shall comply with the terms and conditions set forth in this Section 6.

                  (i)      Vesting.

                           (A)      Each Option shall vest and become
                  exercisable as determined by the Committee and as set forth in the applicable Agreement; provided, however, that the Committee shall have the right at any time to accelerate the vesting of any Option previously granted under the Plan, and all Options shall immediately vest and become exercisable upon a Change in Control.

                           (B) An Option shall be exercisable following a Participant's termination of employment with the Company or any of its Subsidiaries at such times and in such manner as determined by the Committee, which the Committee may specify in the applicable Agreement or determine at the time of such termination of employment.

                           (C) The aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan (and/or any other stock option plans of the


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                  Company or any Subsidiary) shall not exceed $100,000.

                  (ii) Duration of Options. Each Option shall be effective for such term as shall be determined by the Committee and set forth in the Agreement; provided, however, that no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted, and provided further, that that no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable more than five years after the date such Incentive Stock Option is granted.

                  (iii) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under
         Section 422 of the Code. Notwithstanding the foregoing, in the event a Participant voluntarily disqualifies an Option as an Incentive Stock Option within the meaning of Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which result from such disqualification. To the extent that an Option is disqualified as an Incentive Stock Option within the meaning of Section 422 of the Code, such Option shall constitute a Non-Qualified Stock Option.

         (b) Payment of Option Price. Payment of the Option Price shall be made in full at the time the notice of exercise of the Option is delivered to the Committee and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Committee in a particular case determines not to accept a personal check) for the Common Stock being purchased. The Committee may determine at the time the Option is granted for Incentive Stock Options, or at any time before exercise for Non-Qualified Stock Options, that additional forms of payment will be permitted. To the extent permitted by the Committee and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by:

                  (i) delivery to the Company of shares of Common Stock owned by the Participant having a Fair Market Value equal to the Option Price and, at the discretion of the Committee, any federal, state or local withholding tax obligations that may arise in connection with the exercise, provided that:

                           (A) at the discretion of, and subject to procedures satisfactory to, the Committee, whenever a Participant is permitted to exercise an Option by delivering to the Company shares of Common Stock owned by the Participant, such delivery requirement may be satisfied by presenting attestation of record ownership of such shares of Common Stock, or, to the extent permitted by the Committee, beneficial ownership of such shares of Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares of Common Stock from those shares acquired by the exercise of the Option, and

                           (B) unless otherwise provided by the Committee, an Option may not be exercised by delivery to the Company, or attestation to the ownership, of shares of Common Stock unless such shares either have been owned by the Participant (with good title, free and clear of all liens and encumbrances) for more than six months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company; or

                  (ii) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker selected or approved by the Committee, all in accordance with the regulations of the Federal Reserve Board, to deliver promptly to the Company the amount of the sale or loan proceeds to pay the Option Price and, at the discretion of the Committee, any federal, state or local withholding tax obligations that may arise in connection with the exercise.

         (c) Reload Options. The Committee may provide in the applicable Agreement that the Participant will automatically be granted a new Option (the "Second Option") in the event that the Participant exercises a prior Option (the "First Option") by paying some or all of the exercise price of the First Option with shares of Common Stock or by satisfying some or all of the Participant's tax liability incurred in connection with the First Option by having shares of Common Stock withheld to satisfy such liability. The number of shares of Common Stock subject to the Second Option and the other terms and conditions thereof shall be determined by the Committee and set forth in the Agreement applicable to the First Option.


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         (d)      Effect of Exercise on Related Tandem Stock Appreciation
Rights. The exercise of an Option shall result in the cancellation of any related Tandem Stock Appreciation Rights on a share-for-share basis.

         (e) Limitation on Exercise. The Options shall not be exercisable unless either the Common Stock subject to the Options has been registered under the Securities Act and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Participant has furnished the Company with an investment representation satisfactory to the Company that such registration and qualification is not required as a result of the availability of an exemption from registration under such laws.

         (f) Delivery of Certificate. As soon as practicable following the exercise of an Option, a certificate in the Participant's name evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be delivered to the Participant.

SECTION 7.        TERMS OF STOCK APPRECIATION RIGHTS.

         (a) Terms of Stock Appreciation Rights Generally. Each Stock Appreciation Right granted under the Plan shall comply with the terms and conditions set forth in this Section 7.

                  (i) Grants of Stock Appreciation Rights. Each Tandem Stock Appreciation Right shall relate to a specific Option granted under the Plan and in the case of Incentive Stock Options may be granted only concurrently with the Option to which it relates. In the case of Non-Qualified Stock Options, Tandem Stock Appreciation Rights may be granted at any time prior to the exercise, termination or expiration of such Option. Free-Standing Stock Appreciation Rights may be granted by the Committee at any time to any Participant.

                  (ii) Vesting, Exercise and Duration of Stock Appreciation Rights. A Tandem Stock Appreciation Right shall be exercisable by a Participant only at such times as the Option to which it relates may be exercised, shall be forfeited when the related Option is forfeited and may expire no later than the expiration of the related Option. A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Common Stock subject to the Incentive Stock Option exceeds the Option Price. Each Free-Standing Stock Appreciation Right shall vest and become exercisable as determined by the Committee and as set forth in the applicable Agreement; provided, however, that all Free-Standing Stock Appreciation Rights shall immediately vest and become exercisable upon a Change in Control.

                  (iii) Value of Stock Appreciation Rights. A vested Stock Appreciation Right shall entitle a Participant to receive from the Company, upon exercise of the right, an amount (payable in the manner described in Section 7(c)) equal to the Fair Market Value on the exercise date of the Stock Appreciation Right of the total number of shares of Common Stock for which the Stock Appreciation Right is exercised, less (A) in the case of Tandem Stock Appreciation Rights, the Option Price that the Participant would have otherwise been required to pay to purchase such shares had the Option been exercised with respect to such shares or (B) in the case of a Free-Standing Stock Appreciation Right, the Initial Value.

                  (iv) Number of Shares Covered by a Tandem Stock Appreciation Right. In no case may the number of shares of Common Stock covered by a Tandem Stock Appreciation Right exceed the number of shares of Common Stock covered by the related Option.

         (b) Effect of Exercise of Tandem Stock Appreciation Right on Related Option. The exercise of a Tandem Stock Appreciation Right shall automatically result in the cancellation of the related Option on a share-for-share basis.

         (c) Payment. Payment to a Participant upon the exercise of a Stock Appreciation Right shall be made as soon as practicable following such exercise and, in the discretion of the Committee, may be made in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock; provided, however, that payment shall not be made in Common Stock unless Common Stock has been registered under the Securities Act, or the Company has determined that an exemption under the Securities Act is available and applicable to such exercise and payment in Common Stock.


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         (d)      Delivery of Certificate. As soon as practicable following the exercise of a Stock Appreciation Right that is paid in whole or part in Common Stock, a certificate evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be delivered to the Participant.

         (e) Limited Stock Appreciation Rights. In its discretion, the Committee may grant Tandem Stock Appreciation Rights or Free-Standing Stock Appreciation Rights in the form of Limited Stock Appreciation Rights, which entitle the Participant to receive a cash payment only in connection with a Change in Control. To the extent provided by the Committee, a Limited Stock Appreciation Right may be automatically exercisable at a time or upon an event determined by the Committee at the time of grant or thereafter, or it may be exercised by the Participant during the period beginning not earlier than the date of a Change in Control, and ending not later than ninety days following the date of the Change in Control. As soon as practicable following the exercise of a Limited Stock Appreciation Right, except as otherwise provided in the applicable Agreement, the Participant shall receive in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock, in the discretion of the Committee, the amounts set forth in Section 7(a)(iii).

SECTION 8.        TERMS OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS.

         (a) Terms of Restricted Shares and Restricted Share Units Generally. Restricted Shares and/or Restricted Share Units may be granted or offered for sale to any Participant, may be granted solely in consideration for services rendered or to be rendered to the Company, or its Subsidiaries or affiliates, and may also be granted in substitution and exchange for "restricted property" (within the meaning of Section 83 of the Code) held by a Participant. If Restricted Shares or Restricted Share Units are offered for sale hereunder, the purchase price shall be payable in cash, or, in the discretion of the Committee and to the extent provided in the applicable Agreement, in shares of Common Stock already owned by the Participant, in other property, or in any combination of cash, shares of Common Stock or such other property. Restricted Shares or Restricted Share Units offered for sale shall be sold at a purchase price determined at the time of offering by the Committee in its discretion and as set forth in the applicable Agreement. Restricted Shares or Restricted Share Units granted or offered for sale under the Plan shall comply with the terms and conditions set forth in this Section 8.

                  (i) Restrictions. In addition to the transferability restrictions set forth in Section 18(a), Restricted Shares and Restricted Share Units granted to Participants shall be subject to such additional restrictions as the Committee may impose in its discretion, as set forth in the applicable Agreement.

                  (ii)     Vesting.

                           (A) The restrictions applicable to any grant of Restricted Shares and/or Restricted Share Units shall lapse as determined by the Committee and as set forth in the applicable Agreement. Such vesting provisions may include, without limitation, vesting based upon time-based restrictions, the achievement of specific Performance Goals with respect to a Performance Period, time-based restrictions on vesting following the attainment of specific Performance Goals with respect to a Performance Period, and/or restrictions under applicable federal or state securities laws; provided, however, that, except to the extent that any grant of Restricted Shares or Restricted Share Units is intended to be a Qualifying Performance-Based Award, the Committee shall have the right at any time to accelerate the vesting of any Restricted Shares or Restricted Share Units previously granted under the Plan, and all Restricted Shares and Restricted Share Units shall immediately vest upon a Change in Control.

                           (B) To the extent that any Award of Restricted Shares or Restricted Share Units vest based on achievement of any Performance Goals, as soon as is reasonably practicable following the end of any applicable Performance Period, the Committee shall determine the extent to which Performance Goals have been attained for such Performance Period and what, if any, vesting or payment is due with respect to the Award of Restricted Shares or Restricted Share Units. Subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goals if such certification is required in order to qualify the Award as a Qualifying Performance-Based Award or otherwise under the applicable Agreement, vesting or payment of Restricted Shares or Restricted Share Units shall occur as promptly as practicable following such Committee determination unless deferred subject to such terms and conditions as may be prescribed by the

                  Committee and set forth in the applicable Agreement.

         (b) Delivery of Certificate for Restricted Shares. At the time of grant or sale of Restricted Shares to a Participant, a certificate evidencing the appropriate number of shares of Common Stock granted or sold to the Participant as Restricted Shares shall be issued in the Participant's name but shall be held by the Company for the account of the Participant until such time as such Restricted Shares vest hereunder. As soon as reasonably practicable after such vesting or the Committee's determination of vesting, as applicable, the certificate evidencing such Restricted Shares shall be delivered to the Participant.

         (c) Settlement of Restricted Share Units. No shares of Common Stock shall be issued at the time of grant or sale of Restricted Share Units to a Participant. Any Restricted Share Units that vest in accordance with the terms and conditions of the applicable Agreement shall be settled in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock as determined by the Committee in its discretion or as otherwise provided for under the Agreement; provided, however, that settlement shall not be made in Common Stock unless Common Stock has been registered under the Securities Act, or the Company has determined that an exemption under the Securities Act is available and applicable to such exercise and payment in Common Stock. With respect to Restricted Share Units that are payable in whole or in part in shares of Common Stock, the Company shall issue and deliver to the Participant as soon as reasonably practicable after vesting or the Committee's determination of vesting, as applicable, a certificate evidencing the appropriate number of shares of Common Stock payable to the Participant.

         (d) Voting and Dividend Rights. A Participant shall have all rights of a stockholder as to any Restricted Shares sold or granted to the Participant, including the right to receive dividends and the right to vote for directors and upon other matters in accordance with the Company's charter. There shall be no voting rights with respect to Restricted Share Units. The Committee, in its discretion, may grant dividend equivalent rights with respect to earned but unpaid Restricted Share Units as evidenced by the applicable Agreement.

SECTION 9.        PERFORMANCE SHARES AND PERFORMANCE UNITS.

         (a) Terms of Performance Shares and Performance Units Generally. Performance Shares and/or Performance Units may be granted to any Participant in such amounts and upon such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of this Section 9.

                  (i) Valuation. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the Grant Date. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date.

                  (ii) Performance Period. The Performance Period for each grant of Performance Shares or Performance Units shall be established by the Committee.

                  (iii) Performance Goals. For each grant of Performance Shares or Performance Units, the Committee in its discretion shall determine the Performance Goals to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal, and, if applicable, the relative percentage weighting given to each of the selected Performance Goals.

         (b) Payment. As soon as is reasonably practicable following the end of any applicable Performance Period, the Committee shall determine the extent to which Performance Goals have been attained for such Performance Period and what, if any, payment is due with respect to the Award of Performance Shares or Performance Units. Subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goals if such certification is required in order to qualify the Award as a Qualifying Performance-Based Award or otherwise under the applicable Agreement, payment of earned Performance Shares or Performance Units shall be made as promptly as practicable following such Committee determination unless deferred subject to such terms and conditions as may be prescribed by the Committee and set forth in the applicable Agreement. The Committee, in its sole discretion and as set forth in the applicable Agreement, may pay earned Performance Shares and Performance Units in the form of cash, shares of Common Stock (which may be Restricted Shares), Restricted Share Units or a combination of cash, shares of Common Stock (which may be Restricted Shares) and Restricted Share Units, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares or Performance Units at the close of the applicable Performance Period. In the event that Restricted Shares or Restricted Share Units are to be received upon payment, in whole or in part, of Performance Shares or Performance Units, the Committee shall also determine the restrictions applicable to such Restricted Shares or Restricted Share Units, which restrictions shall be set forth in the applicable Agreement. Any Restricted Shares or Restricted Share Units payable in connection with Performance Shares or Performance Units shall, pending the vesting thereof, be evidenced in the manner set forth in Section 8 hereof.

         (c) Voting and Dividend Rights. Participants shall have no voting rights with respect to any shares of Common Stock underlying a grant of Performance Shares or Performance Units held by them during the applicable Performance Period. The Committee, in its discretion, may grant dividend equivalent rights with respect to any earned but unpaid shares of Common Stock underlying a grant of Performance Shares or Performance Units during the applicable Performance Period.

SECTION 10.       PERFORMANCE GOALS.

         (a) To the extent permitted by the Plan, the Committee may make Awards that are intended to be Qualifying Performance-Based Awards. The Performance Goals relating to any Qualifying Performance-Based Award shall be pre-established and objective within the meaning of Code Section 162(m). Accordingly, the Performance Goals relating to any Qualifying Performance-Based Award shall be established within the first ninety (90) days of the Performance Period (or such earlier or later date as may be required or permitted by Section 162(m)), and shall be based on one or more of the following objective criteria:

                  (i)      Net earnings;
                  (ii)     Earnings per share;
                  (iii)    Net sales growth;
                  (iv)     Net income (before or after taxes);
                  (v)      Net operating profit;
                  (vi) Return measures (including return on assets, capital, equity or sales);
                  (vii) Cash flow (including operating cash flow and free cash flow);
                  (viii) Cash flow return on investments, which equals net cash flows divided by stockholders' equity;
                  (ix) Earnings before or after taxes, interest, depreciation and/or amortization;
                  (x) Internal rate of return or increase in net present value;
                  (xi)     Gross margins;
                  (xii)    Operating margin;
                  (xiii) Share price (including growth measures and total stockholder return);
                  (xiv)    Expense targets;
                  (xv) Working capital targets relating to sales, inventory and/or accounts receivable;
                  (xvi) Planning accuracy (as measured by comparing planned results to actual results);
                  (xvii) Key operational measures (including delivery performance, quality measurements, employee safety metrics and market share expansion).

Performance Goals may be designed to measure, for any Performance Period, the performance of the Company on a consolidated basis, or any one or more Subsidiaries, divisions or business units of the Company, relative to any standards determined by the Committee, including performance compared to prior periods on an absolute basis and performance compared to other companies, Subsidiaries, divisions or business units; provided that it shall only be appropriate to measure net earnings per share and market price per share on a consolidated basis. At the discretion of the Committee, multiple Performance Goals may be established and may have the same or different weighting.

         (b) At any time prior to vesting or payout of any performance-based Award, the Committee may adjust previously established Performance Goals or other terms or conditions to reflect major unforeseen events such as changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events, subject to the limitations of Code Section 162(m) with respect to those Awards that are structured to be Qualifying
Performance-Based Awards.

         (c) In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the Performance Goal criteria listed in
Section 10(a) without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

         (d) In the event that the Committee determines that it is advisable to grant performance-based Awards that do not qualify as Qualifying Performance-Based Awards, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

SECTION 11.       OTHER AWARDS.

         The Committee shall have the authority to specify the terms and provisions of other equity-based or equity-related Awards not described above (including the grant or offer for sale of unrestricted shares of Common Stock) which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for the acquisition or future acquisition of shares of Common Stock by Participants or payment in cash or otherwise of amounts based on the value of such shares and may include, without limitation, Awards designed to comply with or take advantage of applicable local laws of jurisdictions other than the United States.

SECTION 12.       SUPPLEMENTAL CASH PAYMENTS.

         Subject to the Committee's discretion, Agreements may provide for the payment by the Company of a supplemental cash payment after the exercise of an Option or Stock Appreciation Right, at the end of the restriction period of an Award of Restricted Shares or Restricted Share Units, or after payment of an Award of Performance Shares or Performance Units. Supplemental cash payments shall be subject to such terms and conditions as shall be provided by the Committee, provided that in no event shall the amount of each payment exceed:

         (a) In the case of an Option, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price multiplied by the number of shares for which such Option is exercised; or

         (b) In the case of a Stock Appreciation Right or Award of Restricted Shares, Restricted Share Units, Performance Shares or Performance Units, the value of the shares and/or other consideration issued in payment of such Award.

SECTION 13.       EFFECTIVENESS OF THE PLAN.

         The Plan is effective on the date the Plan is adopted by the Board (the "Effective Date"), subject to the approval of the stockholders of the Company in the manner required by the Company's charter, its Bylaws and the laws of the State of Delaware within twelve months following the date of adoption of the Plan by the Board. Any Awards granted under the Plan after the Effective Date but before the date of stockholder approval of the Plan automatically shall be granted subject to such approval.

SECTION 14.       CERTAIN ADJUSTMENTS.

         The Board may make or provide for such adjustments in the dollar value of outstanding Awards, in the numbers of shares of Common Stock covered by outstanding Awards, in the prices per share applicable to Options and Stock Appreciation Rights and in the kind of shares covered by outstanding Awards, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Board may also make or provide for such adjustments in the numbers and kind of shares specified in
Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 14.

SECTION 15.       AMENDMENT.

         (a) Amendment of the Plan. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that without stockholder approval, the Board may not increase the maximum number of shares which may be issued under the Plan (except increases pursuant to Section 14 hereof), change the class of persons eligible to receive Awards, extend the period during which any Award may be exercised, extend the term of the Plan or change the minimum Option Price; and provided further, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of any national securities exchange upon which the shares of Common Stock are traded or quoted shall not be effective unless and until such approval has been obtained. The termination or any modification, suspension or amendment of the Plan shall not adversely affect a Participant's rights under an Award previously granted without the consent of such Participant. Presentation of the Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits in plans or other arrangements that do not require stockholder approval. The Committee also may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

         (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend the terms of, or suspend or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that (i) no such waiver, amendment, suspension or termination shall impair the rights of any Participant or permitted transferee without his or her consent and (ii) except as permitted by the provisions of Section 14 hereof, neither the Board nor the Committee shall, without stockholder approval, amend the terms of previously granted Options to reduce the Option Price per share subject to such Options or cancel such Options and grant substitute Options with a lower price per share than the cancelled Options.

SECTION 16.       DURATION OF THE PLAN.

         Unless previously terminated pursuant to Section 15, the Plan shall terminate on the tenth anniversary of the Effective Date, and no further Awards may be granted hereunder after such date. Awards then outstanding may continue to be exercised, vest or be paid in accordance with their terms.

SECTION 17.       USE OF PROCEEDS.

         The proceeds received by the Company from the sale of Common Stock pursuant to the sale or exercise of Awards under the Plan shall be added to the Company's general funds and used for general corporate purposes.

SECTION 18.       MISCELLANEOUS.

         (a) Limitations on Transfer. No Award shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the Participant's lifetime shall only be exercisable by or paid to the Participant; provided, however, that this sentence shall not preclude the Participant from designating a Beneficiary. Notwithstanding the preceding sentence, the Committee, in its discretion, may permit the following transfers of any Award except for Incentive Stock Options, which permitted transfers shall be subject to any terms, conditions and prior notice requirements established by the Committee and reflected in the applicable Agreement:

                  (i) transfers pursuant to a domestic relations order in settlement of marital property rights;

                  (ii) transfers to a revocable trust under circumstances where the Participant is the trustee or co-trustee of such revocable trust and the trust beneficiaries are limited to the Participant, and in the event of the Participant's death, the Participant's spouse, lineal descendants and lineal ancestors; or

                  (iii) transfers to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and/or the Participant's Immediate Family).

Any such permitted transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer.

         (b) Construction of the Term "Participant". Whenever the word "Participant" is used in this Plan under circumstances where the provision should logically be construed to apply to the executors, the administrators, the Beneficiary, or any other person or persons to whom an Award may be transferred as permitted by the terms of this Plan and any applicable Agreement, the word "Participant" shall be deemed to include such person or persons.

         (c) No Rights to Grants or Continued Service. Except as expressly provided for in the Plan, no Participant shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any of its Subsidiaries.

         (d) No Restriction on Right of Company to Effect Corporate Changes. Nothing in the Plan shall affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's or any Subsidiary's capital structure or business, or any merger or consolidation of the Company or any Subsidiary, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, notes, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company or any Subsidiary, or any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (e) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

         (f) Governing Law. The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the law of the State of Delaware.

         (g) Governmental or Other Regulations. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory authority, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A Participant shall agree, as a condition of receiving any Award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions which in the opinion of legal counsel to the Company are required by any applicable law, ruling or regulation.

         (h) Withholding. As a condition to the making of any Award, the vesting or exercise of any Award or the lapse of the restrictions pertaining thereto, the Company may, in the discretion of the Committee, require the Participant to pay such sum to the Company as may be necessary to discharge the Company's obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by a Participant pursuant to the Plan. In the discretion of the Committee, such payment may be in the form of cash or other property. In the discretion of the Committee, the Company may:

                  (i) cause any such withholding obligation to be satisfied by withholding shares otherwise available for delivery to the Participant that have a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction; or

                  (ii) deduct or withhold from any payment or distribution to a Participant whether or not pursuant to the Plan.

         (i) Stockholder Rights. Except as otherwise set forth herein, a Participant shall have no rights as a stockholder with respect to any shares of Common Stock issued or issuable with respect to an Award until a certificate or certificates evidencing such shares shall have been issued to or for the benefit of such Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

         (j) Stock Certificates and Book-Entry Stock Records. Notwithstanding anything in the Plan to the contrary, shares of Common Stock issued under this Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. For purposes of this Plan, all references to the issuance, legending, escrow or delivery of stock certificates shall include equivalent book-entry registration procedures or comparable means of recording stock ownership in the Company's books and records.

         (k) Exchange Act Section 16. It is intended that the Plan and any grants made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3 thereunder. If any provision of the Plan or any Award hereunder would disqualify the Plan or such Award, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.